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                                                               EXHIBIT 10.22(a)


                    AGREEMENT TO REDEEM PARTNERSHIP INTEREST


     This Agreement to Redeem Partnership Interest ("AGREEMENT") is made as of December 30, 1996 by Great Southern Life Insurance Company, a Texas corporation ("WITHDRAWING PARTNER"); GSSW Limited Partnership, a Texas limited partnership ("PARTNERSHIP"); and Southwestern Life Insurance Company, a Texas corporation ("SOUTHWESTERN"), and BGFRTS, L.C., a Texas limited liability company ("BGFRTS") (Southwestern and BGFRTS collectively "CONTINUING PARTNERS"). In consideration of the acknowledgments and agreements set out herein the parties agree as follows.

     Acknowledgments.   Withdrawing Partner and Continuing Partners formed
Partnership pursuant to that certain Limited Partnership Agreement of GSSW Limited Partnership dated as of June 9, 1992, which agreement has been restated and amended from time to time (as restated and amended the "PARTNERSHIP AGREEMENT"). All terms used in this Agreement that are not defined herein shall have the meanings given to them in the Partnership Agreement.

     The parties have agreed that Withdrawing Partner's entire right, title, and interest in Partnership (the "REDEEMED INTEREST") shall be retired and redeemed by Partnership and Withdrawing Partner shall withdraw from Partnership, all as set forth herein.

     Retirement and Redemption. The Redeemed Interest shall be retired and redeemed by Partnership effective as of the close of business on the date of this Agreement (the "EFFECTIVE TIME").

     Transfer of Redeemed Interest by Withdrawing Partner.   Withdrawing
Partner hereby sells, assigns, transfers, conveys, and delivers the Redeemed Interest to Partnership and withdraws from Partnership. This Agreement itself constitutes a document of assignment and withdrawal. Accordingly, no further documentation or action is needed or shall be required in order to make Withdrawing Partner's sale, assignment, transfer, conveyance, and delivery of the Redeemed Interest to Partnership, or its withdrawal from Partnership, effective, but Withdrawing Partner shall execute, acknowledge, and deliver all further documents which Partnership may reasonably deem necessary or appropriate to effect such sale, assignment, transfer, conveyance, and delivery.

     Withdrawing Partner represents and warrants to Partnership that Withdrawing Partner has full legal right, power, and authority to execute this Agreement and to sell, assign, transfer, convey, and deliver the Redeemed Interest to Partnership as described in paragraph 3(a) and that the Redeemed Interest is free and clear of any and all claims, liens, security interests, and encumbrances whatsoever. Withdrawing Partner shall warrant and defend Partnership's title to the Redeemed Interest against the lawful claims and demands of all persons whomsoever.

     Consideration for Redeemed Interest.   Partnership contemporaneously
herewith has distributed $22,148,558 in cash to Withdrawing
Partner as partial consideration for the Redeemed Interest. Withdrawing Partner hereby acknowledges receipt of this distribution.

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     Partnership hereby sells, assigns, transfers, conveys, and delivers to
Withdrawing Partner the following limited partnership interests (each a "LIMITED PARTNERSHIP INTEREST" and collectively the "LIMITED PARTNERSHIP INTERESTS") as the balance of the consideration for the Redeemed Interest:
Partnership's entire right, title, and interest in GSSW - REO Westwood Arlington L.P., a Texas limited partnership; Partnership's entire right, title, and interest in GSSW - REO Briarwood L.P., a Texas limited partnership; Partnership's entire right, title, and interest in GSSW - Westwood Baytown L.P., a Texas limited partnership; Partnership's entire right, title, and interest in Dickinson Arms - REO L.P., a Texas limited partnership; Partnership's entire right, title, and interest in Riverdale Square - REO L.P., a Texas limited partnership; Partnership's entire right, title, and interest in GSSW - REO Land L.P., a Texas limited partnership; (vii) Partnership's entire right, title, and interest in Windrush - REO, L.P., a Texas limited partnership; and (viii) Partnership's entire right, title, and interest in GSSW
- REO Landmark, Limited Partnership, a Texas limited partnership (each of such limited partnerships a "LIMITED PARTNERSHIP"). This Agreement itself constitutes a document of assignment. Accordingly, no further documentation or action is needed or shall be required in order to make effective Partnership's sale, assignment, transfer, conveyance, and delivery of the Limited Partnership Interests to Withdrawing Partner, but Partnership and either or both Continuing Partners shall each execute, acknowledge, and deliver all further documents which Withdrawing Partner may reasonably deem necessary or appropriate to effect such sale, assignment, transfer, conveyance, and delivery.

     Additional Provisions Regarding Limited Partnership Interests. Partnership, and Continuing Partners acting on behalf of Partnership, shall cause Withdrawing Partner to be admitted to each Limited Partnership as a substituted limited partner with respect to the Limited Partnership Interest hereby acquired by Withdrawing Partner in such Limited Partnership.
Withdrawing Partner shall and hereby does assume Partnership's position and agree to discharge Partnership's responsibilities as a limited partner in each such partnership with respect to its Limited Partnership Interest in such partnership. Each Limited Partnership's income, gain, loss, deduction, and other items shall be allocated as between Partnership and Withdrawing Partner for the fiscal year of the Limited Partnerships ending December 31, 1996 on the basis of an interim closing of the books and not upon a proration of such items for the entire fiscal year.

     Partnership and each of Continuing Partners represents and warrants to Withdrawing Partner that Partnership has full legal right, power, and authority to execute this Agreement and to sell, assign, transfer, convey, and deliver the Limited Partnership Interests to Withdrawing Partner as described in paragraph 4(b) and that each of the Limited Partnership Interests is free and clear of any and all claims, liens, security interests, and encumbrances whatsoever. Partnership and each of Continuing



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Partners  shall warrant and defend Withdrawing Partner's title to the Limited
Partnership Interests against the lawful claims and demands of all persons whomsoever.

     Effect of Retirement, Redemption, and Withdrawal.   The parties, and in
particular each of Continuing Partners, agrees that Partnership shall continue and not be dissolved or terminated because of the retirement and redemption of the Redeemed Interest or the withdrawal from Partnership of Withdrawing Partner. Partnership shall file on a timely basis with any appropriate governmental authorities any amendments to Partnership's certificate of limited partnership or other documents relating to the retirement and redemption of the Redeemed Interest or the withdrawal from Partnership of Withdrawing Partner that may be required by, or appropriate under, the Act or other applicable law.

     Withdrawing Partner's distributive share of Partnership's income, gain, loss, deduction, and other items for the fiscal year of Partnership ending December 31, 1996 shall be determined on the basis of an interim closing of the books of the Partnership as of the Effective Time and shall not be based upon a proration of such items for the entire fiscal year.

     Any provisions of the Partnership Agreement that are inconsistent with this Agreement or that prohibit any of the transactions described herein are hereby waived. As among the parties, Withdrawing Partner is hereby relieved of all further duties and obligations imposed on it by the Partnership Agreement. Partnership shall, however, after the Effective Time and as if Withdrawing
Partner were then still a Partner of Partnership:   furnish to Withdrawing
Partner financial statements and tax returns for the fiscal year of Partnership ending December 31, 1996 pursuant to paragraphs 6.3 and 6.4 of the Partnership Agreement; and permit Withdrawing Partner to have reasonable access to Partnership's books and records for such fiscal year pursuant to paragraph 6.2 of the Partnership Agreement.

     Miscellaneous.   Withdrawing Partner shall pay its own legal fees and
other expenses, and the reasonable legal fees of the other parties hereto, incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions described herein.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of Missouri; provided, to the extent that any of the provisions of this Agreement would but for this proviso be governed by the Act, then the Act shall to such extent govern the application of such provisions. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. The application of any provisions of this Agreement may be waived by the party or parties entitled to the benefit thereof; provided, no delay or failure on the part


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of any party hereto in exercising any rights hereunder, and no partial or single exercise thereof, shall constitute a waiver of any other rights hereunder. This Agreement represents the entire agreement of all of the persons bound hereby and supersedes all prior understandings or agreements, oral or written, among all or any of such persons with respect to the matters described herein.

     The parties hereto have executed this Agreement effective as of the date set forth above to evidence their intent that it be a binding contract.


                                        GREAT SOUTHERN LIFE INSURANCE COMPANY



                                        By: /s/ Michael A. Merriman
                                              Michael A. Merriman
                                              Chairman of the Board

                                        SOUTHWESTERN LIFE INSURANCE COMPANY


                                        By: /s/ Glenn H. Gettier, Jr.
                                              Glenn H. Gettier, Jr.
                                              President


                                        BGFRTS, L.C.
                                        By:  SOUTHWESTERN LIFE INSURANCE
                                        COMPANY


                                        By: /s/ Glenn H. Gettier, Jr.
                                              Glenn H. Gettier, Jr.
                                              President




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